UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.

On January 15, 2020, the Board of Directors (the “Board”) of Intel Corporation (“Intel”) approved a new Executive Annual Performance Bonus Plan (the “Plan”), replacing the 2014 Annual Performance Bonus Plan (the existing annual cash bonus plan for executive officers), to enhance the ability of the Compensation Committee of the Board (the “Committee”) to structure annual cash incentive compensation for Intel’s executive officers in alignment with Intel’s strategic objectives. All of Intel’s executive officers are eligible to participate in the Plan.

Under the Plan, the Committee will establish, on an annual basis, the performance criteria and goals, and the relative weightings thereof, applicable to each executive officer’s bonus opportunity. These performance criteria and goals can include both absolute measures of Intel’s performance and goals based upon Intel’s performance relative to peers, other companies, or the broader market. The performance criteria and goals can also include individual performance metrics. The Committee will also establish, on an annual basis, each executive officer’s target bonus opportunity. Following the completion of each performance period, the Committee will review Intel’s results relative to these criteria and goals and determine the cash bonus payment for each executive officer. The maximum annual bonus payable under the Plan to any one executive for any performance period will not exceed 300% of the target level incentive bonus opportunity specified by the Committee. The Committee continues to have the right to reduce executive officers’ cash bonus payments under the Plan by any amount on the basis of such considerations as the Committee in its sole discretion shall determine.

The Board believes that the Plan, as compared to Intel’s existing annual cash bonus plan, provides the Committee with an enhanced ability to determine, on an annual basis, the performance criteria and goals that most closely align with Intel’s strategic objectives and the economic environment in which Intel operates, as well as provides the Committee with the ability to better take into account feedback from stakeholders in setting these criteria and goals.

The foregoing description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are provided as part of this report:

Exhibit Number	Description

10.1	Intel Corporation Executive Annual Performance Bonus Plan.

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: January 22, 2020	/s/ Susie Giordano
Susie Giordano
Corporate Vice President and Corporate Secretary